        Exhibit 10.37

January 28, 2008

OMP, Inc.
310 Golden Shore
Long Beach, California 90802

  Re:
  Credit Facility Fees

Ladies and Gentlemen:

        This letter agreement (this "Fee Letter") is by and between OMP, Inc., a Delaware corporation ("Borrower"), and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. ("Merrill Lynch") and relates to the financing described in that certain Credit Agreement dated as of January 28, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among Borrower and Merrill Lynch in its capacity as administrative agent and as a Lender, and the other Lenders. Capitalized terms not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

        This Fee Letter constitutes a Financing Document under the Credit Agreement. Borrower hereby agrees to pay to Merrill Lynch, individually, an annual non-refundable administrative fee of $10,000, which fee shall be fully earned, due and payable in cash annually, in advance, commencing on the date hereof and continuing on each anniversary of the Closing Date so long as a Loan or Commitment is outstanding.

        This Fee Letter amends and restates in its entirety that certain Credit Facility Fee Letter dated as of January 28, 2005 by and between Borrower and Merrill Lynch.

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        If the foregoing is in accordance with your understanding, please sign the enclosed copy of this Fee Letter and return it to Merrill Lynch.

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc.
		By:	/s/ ANDREW J. PLUTA

		Name:	ANDREW J. PLUTA

		Title:	Vice President
AGREED AND ACCEPTED AS OF THE DATE FIRST ABOVE WRITTEN
OMP, INC., a Delaware corporation
By:	/s/ STEPHEN A. GARCIA

Name:	STEPHEN A. GARCIA

Title:	Chief Financial Officer